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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 92 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated January 30, 2003, and February 5, 2003, relating to the financial statements and financial highlights appearing in the December 31, 2002 Annual Reports to Shareholders of Vanguard 500 Index Fund and Vanguard U.S. Stock Index Funds, Vanguard Institutional Index Funds, Vanguard Institutional Total Stock Market Index Fund, and Vanguard Institutional Total Bond Market Index Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers--Independent Accountants" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
Philadelphia, PA

January 13, 2004